UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2008

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Executive Officer

Effective January 30, 2008, Charles D. Morgan, the Interim Company Leader of Acxiom Corporation (the “Company”) will resign pursuant to the Transition Agreement between Mr. Morgan and the Company dated November 13, 2007 and in connection with the Company’s appointment of John A. Meyer as its new Chief Executive Officer and President.

(c)	Appointment of Executive Officer

Effective February 4, 2008, John A. Meyer will become the Chief Executive Officer and President of the Company, pursuant to the Employment Agreement entered into between the Company and Mr. Meyer dated January 14, 2008 (the “Employment Agreement”). Mr. Meyer currently serves as leader of the Services Business Group of Alcatel-Lucent.

Pursuant to the Employment Agreement, Mr. Meyer will serve as Chief Executive Officer and President of the Company until May 16, 2011, with such term renewable by the Company for one-year terms following the expiration of the initial term. Mr. Meyer will receive an initial base salary of $700,000 per annum and will be eligible to receive a target cash bonus in an amount equal to 100% of his base salary and a maximum cash bonus of up to 200% of his base salary during each contract year, as determined pursuant to predetermined performance targets to be established by the independent members of the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board.

As an inducement to enter into the Employment Agreement and to replace benefits lost by Mr. Meyer in connection with his job change, Mr. Meyer received a $700,000 cash signing payment. If the Employment Agreement is terminated by the Company for cause (as defined in such agreement) or by Mr. Meyer without good reason (as defined in such agreement) before December 31, 2008, Mr. Meyer will refund to the Company an amount equal to the signing payment multiplied by a fraction, the numerator of which is the number of days remaining in the 2008 calendar year following such termination and the denominator of which is 365. Mr. Meyer will establish a residence in the Little Rock, Arkansas area within six months of joining the Company, and until such residence is established, he will be paid a temporary relocation allowance of $5,000 per month. He will also be reimbursed for reasonable relocation and transaction costs associated with the relocation.

The Employment Agreement provides that within three business days of Mr. Meyer’s start date, he will be granted nonqualified stock options in respect of 465,000 shares of the Company’s common stock and restricted stock units (“RSUs”) in respect of 115,000 shares of the Company’s common stock. The stock options will have a per share exercise price equal to the fair market value on the date of the grant, have a ten-year term and will vest ratably over four years, 25% per year, beginning on the first anniversary of such grant. The restrictions on the RSUs granted to Mr. Meyer will lapse ratably over four years, 25% per year, beginning on the first anniversary of such grant. Additionally, on or before May 15, 2008, Mr. Meyer will receive performance share units in respect of 195,000 shares of the Company’s common stock, which units will cliff vest subject to the terms and conditions of such awards based on one or more performance periods ending March 31, 2011. Of the stock options, 200,000 will be granted pursuant to the 2005 Equity Compensation Plan of Acxiom Corporation (the “2005 Plan”) and 265,000 will be granted pursuant to the 2008 Nonqualified Equity Plan of Acxiom Corporation adopted by the Company’s Board in connection with Mr. Meyer’s hiring (the “Inducement Plan”). Of the performance share units, 50,000 will be granted pursuant to the 2005 Plan and 145,000 will be granted pursuant to the

Inducement Plan. The restricted stock units will be granted pursuant to the Inducement Plan. The foregoing description of the equity incentive awards to be granted to Mr. Meyer is qualified in its entirety by reference to the (i) 2005 Plan, which is incorporated by reference to Appendix B of the Company’s Proxy Statement filed on November 14, 2007, as well as the form of stock option agreement under the 2005 Plan to be entered into by the Company and Mr. Meyer, which is attached hereto as Exhibit 10.2 and incorporated by reference herein; and (ii) the Inducement Plan and the forms of stock option and RSU agreements thereunder to be entered into between the Company and Mr. Meyer, which are attached as Exhibits 10.3, 10.4 and 10.5 respectively and incorporated by reference herein.

If Mr. Meyer’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or if Mr. Meyer resigns for good reason (as defined in the Employment Agreement), subject to the Company receiving a general release of claims from him, Mr. Meyer will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to two hundred percent (200%) of his then-current base salary, (iv) an amount equal to two hundred percent (200%) of his then-current target cash bonus, pro-rated based on the portion of the applicable contract year that he worked for the Company before the date of termination and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination (the foregoing payments referred to collectively as the “Severance Amount”).

If Mr. Meyer’s employment is terminated by the Company without cause within twenty-four (24) months following a Change in Control (as defined in the Employment Agreement), or if Mr. Meyer terminates his employment for good reason within 24 months following a Change in Control, subject to the Company receiving a general release of claims from him, Mr. Meyer will also be entitled to receive the Severance Amount. The Employment Agreement also provides that under such circumstances, all equity incentive awards, including, without limitation, those granted pursuant to the Employment Agreement, which are then outstanding, to the extent not then vested, will vest.

Also, if the Company does not renew the term of the Employment Agreement as contemplated thereby, subject to the Company receiving a general release of claims from him, Mr. Meyer may resign and will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to one hundred percent (100%) of his then-current base salary, (iv) an amount equal to one hundred percent (100%) of his then-current target cash bonus, pro-rated based on the portion of the applicable contract year that he worked for the Company before the date of termination and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.

If Mr. Meyer’s employment is terminated for death or disability, he will be entitled to receive (i) all base salary and benefits to be paid or provided to him through the date of termination, (ii) any other unpaid benefits (including disability benefits) to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination, (iii) the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid, and (iv) the amount of any target cash bonus to which he would otherwise have been entitled for the contract year in which the date of termination occurs, pro-rated based on the applicable contract year he worked for the Company before the date of termination.

Finally, if Mr. Meyer’s employment is terminated by the Company for cause or he resigns without good reason, he will be entitled to payment of his base salary and benefits (including any earned but unpaid cash bonus) through the date of termination and any other unpaid benefits to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination (including, without limitation, the amount of any cash bonus related to any contract year ending before the date of termination that has been earned but remains unpaid).

The Employment Agreement contains certain provisions that require Mr. Meyer to comply with restrictions on competition with the Company and on solicitation of the Company’s customers and employees for a period of two years following his termination.

If any amount payable under the Employment Agreement or any other amounts in the nature of compensation to Mr. Morgan result in the imposition of the “golden parachute” excise tax, Mr. Meyer will receive a tax gross-up payment to offset the tax liabilities created by the excise tax. Such gross-up payments will in no event exceed $4,000,000.

The Employment Agreement is attached to this Current Report as Exhibit 10.1. The foregoing description of the Employment Agreement is qualified in its entirety by reference to such exhibit, including all attachments thereto filed herewith.

(d)	Election of Director

On January 14, 2008, the Board voted to elect Mr. Meyer as a director, filling the vacancy created by former Company Leader Charles Morgan’s previous resignation, commencing at the time that Mr. Meyer begins his employment as the Chief Executive Officer and President of the Company. His initial term as director will expire at the Company’s 2009 Annual Meeting of Stockholders. It is expected that he will serve as a member of the Board’s Executive Committee. Pursuant to the terms of the Employment Agreement, Mr. Meyer will serve as a director without any additional consideration.

(e)	Entry into Material Agreement with a Named Executive Officer

Item 5.02(c) above is incorporated by reference herein, to the extent that it describes the Company’s entry into a material agreement with a named executive officer.

Item 7.01	Regulation FD Disclosure

On January 17, 2008, the Company issued a press release announcing the hiring of Mr. Meyer as its new Chief Executive Officer and President and his appointment to the Company’s Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Acxiom Corporation and John Meyer dated as of January 14, 2008

10.2	Form of Stock Option Agreement – 2005 Equity Compensation Plan of Acxiom Corporation

10.3	2008 Nonqualified Equity Compensation Plan of Acxiom Corporation

10.4	Form of Stock Option Agreement – 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation

10.5	Form of Restricted Stock Unit Agreement – 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation

99.1	Press Release of the Company dated January 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 17, 2008

ACXIOM CORPORATION By: /s/ Jerry C. Jones Name: Jerry C. Jones Title: Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement by and between Acxiom Corporation and John Meyer dated as of January 14, 2008

10.2	Form of Stock Option Agreement – 2005 Equity Compensation Plan of Acxiom Corporation

10.3	2008 Nonqualified Equity Compensation Plan of Acxiom Corporation

10.4	Form of Stock Option Agreement – 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation

10.5	Form of Restricted Stock Unit Agreement – 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation

99.1	Press Release of the Company dated January 17, 2008.